Exhibit 5.1

May 19, 2008

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94163

Ladies and Gentlemen:

I am Senior Counsel of Wells Fargo & Company (the “Company”) and, as such, I, together with other attorneys in the Wells Fargo Law Department, have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company and Wells Fargo Capital X, Wells Fargo Capital XI, Wells Fargo Capital XII, Wells Fargo Capital XIII, Wells Fargo Capital XIV, Wells Fargo Capital XV, Wells Fargo Capital XVI, Wells Fargo Capital XVII, Wells Fargo Capital XVIII, Wells Fargo Capital XIX and Wells Fargo Capital XX filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the securities referred to therein, and a Prospectus Supplement dated May 12, 2008 to the Prospectus dated May 12, 2008 (together, the “Prospectus”) relating to the offer and sale by the Company under the Registration Statement of (i) $2,500,100,000 aggregate principal amount of Remarketable 7.50% Junior Subordinated Notes due 2044 (the “Notes”), and (ii) 25,001 stock purchase contracts (the “Stock Purchase Contracts”), each having a stated amount of $100,000. The Notes are to be issued under the Indenture dated as of August 1, 2005, as supplemented by the Fourth Supplemental Indenture dated as of May 19, 2008 (the “Indenture”) entered into by the Company and The Bank of New York Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee, and sold by the Company to Wells Fargo Capital XIII (the “Trust”) pursuant to the Amended and Restated Trust Agreement dated May 19, 2008. The Stock Purchase Contracts obligate the Trust to purchase from the Company, and the Company to sell to the Trust, subject to the terms thereof, one share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series A, $100,000 liquidation preference per share, on the Stock Purchase Date provided for and defined in the Stock Purchase Contract Agreement dated May 19, 2008 between the Company and the Trust (the “Stock Purchase Contract Agreement”).

I, or attorneys in the Wells Fargo Law Department under my direction, have examined such documents, records, and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Wells Fargo & Company

May 19, 2008

Based on the foregoing, I am of the opinion that (i) the Notes have been duly authorized and, when duly executed by the Company, authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Trust, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and (ii) the Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and (assuming the Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the Trust) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, in each case subject, as to their legality, validity, binding effect and enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States.

I have relied as to certain relevant facts upon certificates of, and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. I have also relied, without investigation, upon the following assumptions: (i) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question; (ii) each party to agreements or instruments relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (iii) each party to agreements or instruments relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company; (iv) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (vi) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the opining jurisdictions, are publicly available to lawyers practicing in Minnesota.

Without limiting any other qualifications set forth herein, the opinions expressed herein regarding the enforceability of each of the Notes and the Stock Purchase Contract Agreement are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (v) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (vi) may require mitigation of damages,

Wells Fargo & Company

May 19, 2008

(vii) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, and (viii) may limit the enforceability of provisions waiving the right to jury trial.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes or the Stock Purchase Contract Agreement. Because the governing law provision of each of the Notes and the Stock Purchase Contract Agreement relates to the law of a jurisdiction as to which I express no opinion, the opinion regarding enforceability of the Notes and the Stock Purchase Contract Agreement set forth herein is given as if the law of the State of Minnesota governs the Notes and the Stock Purchase Contract Agreement.

Notwithstanding anything to the contrary contained herein, the opinions expressed do not address the need for future authorization by the Company of the issuance of securities in connection with various covenants contained in the Indenture, the Notes, the Stock Purchase Contract Agreement or the Stock Purchase Contracts.

I hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jeannine E. Zahn
Jeannine E. Zahn